Exhibit 99.4

JOINT FILING AGREEMENT

Pursuant to Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing of this Statement on Schedule 13D including any amendments thereto. This Joint Filing Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.
The execution and filing of this agreement shall not be construed as an admission that the below-named parties are a group or have acted as a group.
Dated: October __, 2019

JAPAN NK INVESTMENT K.K.

By:	/s/ Mitsutoshi Nishiyama
	Name:	Mitsutoshi Nishiyama
	Title:	Chief Executive Officer

PNF INVESTMENT CO., LTD.

By:	/s/ Rui Chen
	Name:	Rui Chen
	Title:	Representative Director

RUI CHEN

By:	/s/ Rui Chen

RENEWABLE JAPAN CO., LTD.

By:	/s/ Katushito Manabe
	Name:	Katsuhito Manabe
	Title:	Representative Director

H&T CORPORATION

By:	/s/ Katsuhito Manabe
	Name:	Katsuhito Manabe
	Title:	Representative Director

KATSUHITO MANABE

By:	/s/ Katsuhito Manabe

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